UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 25, 2012
ALEXION PHARMACEUTICALS, INC.
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(Exact name of registrant as specified in its charter)

Delaware	000-27756	13-3648318
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(State or other jurisdiction of of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

352 Knotter Drive, Cheshire, Connecticut 06410
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(Address of Principal Executive Offices) (Zip Code)
(203) 272-2596
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.
On July 25, 2012, Alexion Pharmaceuticals, Inc. issued a press release relating to its results of operations and financial condition for the quarter ended June 30, 2012. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.
The attached press release contains both U.S. Generally Accepted Accounting Principles, or GAAP, and non-GAAP financial measures. The non-GAAP financial measures exclude share-based compensation expenses, taxes not payable in cash attributable to the utilization of US net operating losses, costs associated with acquisitions, and taxes related to acquisition structuring. Reconciliations between non-GAAP and GAAP financial measures are included in the press release set forth as Exhibit 99.1 furnished to this Form 8-K. Alexion's management utilizes non-GAAP financial information to provide a useful measure of comparative operating performance of the Company. The non-GAAP financial measures are supplemental to and not a substitute for, measures of financial performance prepared in accordance with GAAP.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

99.1    Press Release issued by Alexion Pharmaceuticals, Inc. on July 25, 2012 relating to its results of operations and financial condition for the quarter ended June 30, 2012.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2012
ALEXION PHARMACEUTICALS, INC.

By:     /s/ Michael V. Greco
Name:    Michael V. Greco
Title:    Associate General Counsel and
Corporate Secretary